CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of the attached prospectus for Wasatch Funds, Inc.

                                   ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
November 15, 1999.